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[LOGO]                      COOPERS & LYBRAND L.L.P.
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                            a professional services firm





         CONSENT OF INDEPENDENT ACCOUNTANTS



To the Trustees of Schroder Capital Funds (Delaware):

     We hereby consent to the following with respect to Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A (File No. 2-34215) of Schroder Capital Funds (Delaware) (consisting of Schroder International Smaller Companies Fund, the "Fund"):

     1. The reference to our firm under the heading "Independent Accountant" in the Statement of Additional Information.

     2. The reference naming our firm as "Independent Auditors" on the back of both the Investor Shares and Advisor Shares Prospectuses.




                           /s/Coopers & Lybrand L.L.P.

                           COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 30, 1997